EXHIBIT 10.12

                       AMENDMENT 2 TO EMPLOYMENT AGREEMENT

                                     PARTIES

     This Amendment 2 to Employment Agreement (this "Amendment") dated as of January 24, 2003 is entered into by and between Telaxis Communications Corporation, a Massachusetts corporation having its principal place of business at 20 Industrial Drive East, South Deerfield, Massachusetts 01373 (the "Company") and Dennis C. Stempel, an individual with an address at 85 Christopher Lane, Feeding Hills, MA 01030 (hereinafter called "Employee").

                                    RECITALS

     A. The Company and Employee are parties to an Employment Agreement, dated as of December 19, 2000, as amended by Amendment 1 to Employment Agreement, dated as of August 29, 2002 (as amended, the "Agreement"). Capitalized terms used in this Amendment without definition have the meanings given to those terms in the Agreement.

     B. The Company has communicated to Employee its intention to exercise its right under Section 5 of the Agreement to terminate the Employee's employment without cause, and the parties therefore desire to clarify certain issues relating to Employee's last day of employment.

     C. Accordingly, the parties desire to make certain changes to the Agreement.

                               TERMS OF AMENDMENT

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Section 5 of the Agreement is hereby amended by replacing the current text of that section in its entirety with the following:

     Termination Without Cause. The Company may terminate Employee's employment under this Agreement without cause without further liability to the Company (except as set forth in Section 3.7 above). Employee's employment termination date pursuant to this Section 5 shall be established either (a) by the Company selecting that date and providing at least thirty (30) days prior written notice thereof to Employee or (b) by Employee selecting that date (which must be a date on or after March 31, 2003) and providing at least thirty (30) days prior written notice thereof to the Company. Regardless how the termination date is established, the parties agree that the termination is by the Company without cause.

     2. Each of the parties agrees to execute, acknowledge, deliver and perform, or cause to be executed, acknowledged, delivered and performed, at any time, or from time to time, as the
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case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be necessary or proper to carry out the provisions or intent of this Amendment.

     3. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.

                                    EXECUTION

     The parties executed this Amendment as a sealed instrument as of the date first above written, whereupon it became binding in accordance with its terms.

                                            TELAXIS COMMUNICATIONS CORPORATION

                                            By:/s/ John L. Youngblood
                                              --------------------------------
                                            Name: John L. Youngblood
                                            Title: President and CEO

                                            /s/ Dennis C. Stempel
                                            ------------------------------------
                                            Name: Dennis C. Stempel


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